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                                                                       EXHIBIT 5

                                                              September 28, 1994

SPI Pharmaceuticals, Inc.
3300 Hyland Avenue
Costa Mesa, California 92626

          Re: Registration Statement on Form S-4, Registration No. 33-Registering up to 30,000,000 Shares of Common Stock, par value $.01 per share, of ICN Merger Corp. (the "Registration Statement")

Ladies and Gentlemen:

     I am General Counsel for SPI Pharmaceuticals, Inc., a Delaware corporation, and have been involved with the registration in the Securities Act of 1933, as amended (the "Act"), by ICN Merger Corp., a Delaware corporation (the "Company"), of an aggregate of up to 30,000,000 shares of the common stock, par value $.01 per share, of the Company (the "Common Stock") being offered to stockholders of ICN Pharmaceuticals, Inc., a Delaware corporation, SPI Pharmaceuticals, Inc., a Delaware corporation, Viratek, Inc., a Delaware corporation, and ICN Biomedicals, Inc., a Delaware corporation (collectively, the "Merging Companies").

     In connection with the offering of the Common Stock, I have examined originals or copies submitted to me that I have assumed are genuine, accurate, and complete, of all such corporate records of the Company, agreements and other instruments, certificates of public officials, officers, and representatives of the Company, and other documents I have deemed necessary or appropriate to require as the basis for the opinion hereinafter expressed.

     Based and relying solely upon the foregoing, assuming all of the common stock of the Merging Companies is validly issued, fully paid, and nonassessable, it is my opinion that when the 30,000,000 shares of the Common Stock, or any portion thereof, are issued as described in the Registration Statement, such shares will be validly issued, fully paid, and nonassessable.

     This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to me under the caption "Legal Matters" in the Joint Proxy Statement and Prospectus included in the Registration Statement as having passed upon the validity of the issuance of the Common Stock. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Respectfully submitted,

                                          By: /s/      M'LISS JONES KANE
                                            ------------------------------------
                                                     M'Liss Jones Kane